THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, (ii) THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR (iii) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

                                                         Dated: ________________

                        DELIATROPH PHARMACEUTICALS, INC.

                        DBA HYALOZYME THERAPEUTICS, INC.

                         CALLABLE STOCK PURCHASE WARRANT

                             [fill in number] Shares

      1. Number of Shares Subject to Warrant. FOR VALUE RECEIVED, subject to the terms and conditions herein set forth, [fill in name] Holder (as described below) is entitled to purchase from DeliaTroph Pharmaceuticals, Inc., a California corporation dba Hyalozyme Therapeutics, Inc. (the "Company"), at any time before the termination of this Warrant pursuant to Section 3 hereof, at a price per share equal to the Warrant Price (as defined below), the Warrant Stock (as defined below) upon exercise of this Warrant pursuant to Section 7 or
Section 8 hereof.

      This Warrant is issued pursuant to that certain Term Sheet of October 17, 2003 and Option Agreement between the Company and Grove Street Capital Advisors, Inc. ("GSA") dated October 20, 2003 pursuant to which GSCA or its assignees have the option to purchase an aggregate of 15,304,804 shares of Common Stock of the Company, accompanied by a Callable Warrant (herein sometimes the "Callable Warrants") to purchase one half a share of Common Stock for each share of Common Stock purchased upon exercise of the Option Agreement, on the terms set forth herein below. The Holder is subject to certain restrictions and entitled to certain rights as set forth in the Term Sheet.

      2. Definitions. As used in this Warrant, the following terms shall have definitions ascribed to them below:

                  (a) "Holder" shall mean [fill in the name] or his assigns.

                  (b) "Warrant Price" shall be $1.75 per share.

                  (c) "Warrant Stock" shall mean shares of the Common Stock of the Company.

      3. Termination. This Warrant shall terminate and no longer be exercisable at 5:00 p.m., California time, on (fill in date five years from date of issuance).

      4. Fractional Shares. No fractional shares shall be issuable upon exercise or conversion of the Warrant and the number of shares to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value of a full share.

      4A. Callable Warrant. This warrant may be redeemed by the Company upon thirty (30) days advance written notice "Notice of Redemption" to Holder, for a price of $0.01 per share, provided that (i) a registration statement with the Securities and Exchange Commission is then in effect as to the shares of Common Stock underlying the Warrant and will be in effect as of a date thirty (30) days from the date of giving the Notice of Redemption; (ii) that for a period of twenty (20) trading days prior to the giving of the Notice of Redemption the Common Stock has closed at a price of $2.00 per share or higher; and (iii) that no more than an aggregate of Callable Warrants, covering an aggregate of 1,913,100 shares of Common Stock underlying the Callable Warrants issued pursuant to the Option Agreement, have been or will be called for redemption in the ninety (90) day period proceeding or following the giving of the Notice of Redemption.

      5. No Shareholder Rights. This Warrant, by itself, as distinguished from any shares purchased hereunder, shall not entitle the Holder to any of the rights of a shareholder of the Company.

      6. Reservation of Stock. The Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise or conversion of this Warrant. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock issuable upon the exercise or conversion of this Warrant.

      7. Exercise of Warrant. This Warrant may be exercised at any time prior to its termination and prior to the expiration of the thirty (30) days Notice of Redemption, in case the warrants have been called pursuant to 4A above, by the surrender of this Warrant, together with the Notice of Exercise and the Investment Representation Statement in the forms attached hereto as Attachments 1 and 2, respectively, duly completed and executed at the principal office of the Company, specifying the portion of the Warrant to be exercised and accompanied by payment in full of the Warrant Price in cash or by check with respect to the shares of Warrant Stock being purchased. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon exercise shall be treated for all purposes as Holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise. If the Warrant shall be exercised for less than the total number of shares of Warrant Stock then issuable upon exercise, promptly after surrender of the Warrant upon such exercise, the Company will execute and deliver a new Warrant, dated the date hereof, evidencing the right of the Holder to the balance of the Warrant Stock purchasable hereunder upon the same terms and conditions set forth herein.

      8. Adjustment of Exercise Price and Number of Shares. The number of shares issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor are subject to adjustment upon the occurrence of the following events:

            (a) Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Warrant Price and the number of shares issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event altering the number of outstanding shares of the Company's capital stock.

            (b) Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the shares payable in securities of the Company then, and in each such case, the Holder, on exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the Warrant Stock (or such other stock or securities) issuable on such exercise prior to such date, the securities of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

      9. Adjustment for Capital Reorganization Consolidation Merger. If any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets to another corporation shall be effected in such a way that holders of the Company's capital stock will be entitled to receive stock, securities or assets with respect to or in exchange for the Company's capital stock, and in each such case the Holder, upon the exercise of this Warrant, at any time after the consummation of such capital reorganization, consolidation, merger, or sale, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior to the consummation of such capital reorganization, consolidation, merger, or sale, all subject to further adjustment as provided in this Section 10; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation. The Warrant shall also be subject to adjustment on the same basis as the Company's Series C Convertible Preferred Stock is adjustable.

      10. "Market Stand-Off" Agreement. The Holder agrees in connection with any underwritten registration of the Company's securities (other than a registration of securities in a Rule 415 of the Securities Act of 1933, as amended, ("Securities Act") transaction or with respect to an employee benefit plan), upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, pledge (or otherwise encumber or hypothecate), grant any option for the purchase of, or otherwise directly or indirectly dispose of any of its shares of Common Stock (other than those included in the registration) without the prior written consent of the Company and such managing underwriters for 180 days following the effective date of the registration statement for such offering under the Securities Act; provided, however, that such agreement shall not be required unless all officers and directors of the Company enter into similar agreements, and provided further that such agreement shall not be required with respect to shares underlying the warrant if the warrant has been called for redemption under paragraph 4A within 30 days before or 180 days after the filing of the registration statement with respect to such underwritten offering.

      11. Transfer of Warrant. This Warrant may be transferred or assigned by the Holder hereof in whole or in part, provided that the transferor provides, at the Company's request, an opinion of counsel satisfactory to the Company that such transfer does not require registration under the Securities Act and the securities law applicable with respect to any other applicable jurisdiction.

      12. Amendments and Waivers. This Warrant and any term hereof may only be amended, waived, discharged or terminated by a written instrument signed by the Company and the holders of at least 66 2/3% of the shares issuable upon exercise of the Callable Warrants then outstanding.

      13. Miscellaneous. This Warrant shall be governed by the laws of the State of California, as such laws are applied to contracts to be entered into and performed entirely in California by California residents. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the Holder of this Warrant. All notices and other communications from the Company to the Holder of this Warrant shall be delivered, personally or mailed by first class mail, postage prepaid, to the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing, and if mailed shall be deemed given three days after deposit in the United States mail.

                                        DELIATROPH PHARMACEUTICALS, INC.
                                        DBA HYALOZYME THERAPEUTICS, INC.

                                        By:
                                        ----------------------------------------
                                        Name:
                                        ----------------------------------------
                                        Title:
                                        ----------------------------------------

                                  Attachment 1

                               NOTICE OF EXERCISE

TO:

DELIATROPH PHARMACEUTICALS, INC. DBA HYALOZYME THERAPEUTICS, INC.

      1. The undersigned hereby elects to purchase ________ shares of the Warrant Stock of DeliaTroph Pharmaceuticals, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

      2. Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

                    ----------------------------------------
                                     (Name)
                    ----------------------------------------
                                    (Address)

----------------------------------------    ------------------------------------
(Date)

                                  Attachment 2

                       INVESTMENT REPRESENTATION STATEMENT

                             Shares of Warrant Stock
                     (as defined in the attached Warrant) of
                        DELIATROPH PHARMACEUTICALS, INC.

In connection with the purchase of the above-listed securities, the undersigned hereby represents to DeliaTroph Pharmaceuticals, Inc. (the "Company") as follows:

            (a) The securities to be received upon the exercise of the Warrant (the "Warrant Stock") will be acquired for investment for its own account; not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Statement, the undersigned further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any Warrant Stock issuable upon exercise of the Warrant.

            (b) The undersigned understands that the Warrant Stock issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act, and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Securities Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company's reliance on such exemptions is predicated on the undersigned's representations set forth herein.

            (c) The undersigned agrees that in no event will he make a disposition of any Warrant Stock acquired upon the exercise of the Warrant unless and until (i) he shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) he shall have furnished the Company with an opinion of counsel satisfactory to the Company and Company's counsel to the effect that (A) appropriate action necessary for compliance with the Securities Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Securities Act and such laws is available, and (B) the proposed transfer will not violate any of said laws.

            (d) The undersigned acknowledges that an investment in the Company is highly speculative and represents that he is able to fend for itself in the transactions contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that he has had the opportunity to ask questions of the Company concerning the Company's business and assets and to obtain any additional information which he considered necessary to verify the accuracy of or to amplify the Company's disclosures, and has had all questions which have been asked by he satisfactorily answered by the Company.

            (e) The undersigned acknowledges that the Warrant Stock issuable upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market makers" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

----------------------------------------    ------------------------------------
(Date)

                                  Attachment 3

                              NOTICE OF CONVERSION

TO:   DELIATROPH PHARMACEUTICALS, INC.

      1. The undersigned hereby elects to acquire ________ shares of the Warrant Stock of DeliaTroph Pharmaceuticals, Inc. pursuant to the terms of the attached Warrant, by conversion of __________ percent (______%) of the Warrant.

      2. Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

                    ----------------------------------------
                                     (Name)
                    ----------------------------------------
                                    (Address)

----------------------------------------    ------------------------------------
(Date)